Exhibit 10.1

Confidential Treatment Requested

*** indicates material that has been omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission. A complete copy of this agreement, including the redacted portions so indicated, has been filed separately with the Securities and Exchange Commission.

S-92 NEW HELICOPTER SALES AGREEMENT

THIS S-92 NEW HELICOPTER SALES AGREEMENT (the “Agreement”) dated as of the Acceptance Date stated below, is made by and between Sikorsky Aircraft Corporation (“Sikorsky”) and the Customer named below.

I.	DEFINITIONS / INFORMATION FOR THIS AGREEMENT

1. Customer:	Bristow Group Inc.

2. Sikorsky Contract No:	92DD09196

3. Custom Helicopter Quantity:	10

4. Scheduled Presentation Date Helicopter:	See Exhibit A1

5. Scheduled Presentation Date Completion Services:	See Exhibit A1

6. Helicopter Unit Price:	See Exhibit A1

7. Completion Services Unit Price:	See Exhibit A1

8. Custom Helicopter Unit Price:	See Exhibit A1

9. Total Contract Price:	See Exhibit A1

10. Payment Schedule:	See Exhibit A1

11. Customer’s Contact for Technical Issues:	Mr. Paul Mouisset 4605 Industrial Dr. New Iberia, LA 70560

S-92 NEW HELICOPTER SALES AGREEMENT

12. Customer’s Contact for Legal Notices & Invoices:	Mr. Mark Duncan

2103 City West Blvd 4th Floor Houston, TX 77042

II.	SIKORSKY’S COMMITMENTS TO THE CUSTOMER

1.	Sale – Sikorsky shall sell and deliver to the Customer, and the Customer shall purchase from Sikorsky, the Quantity of ten (10) Helicopters. Each Helicopter shall be a Sikorsky Model S-92 Helicopter equipped with the items of additional equipment specified in Exhibit B, Part 1 (the “Helicopters” or individually “Helicopters”). In addition, Sikorsky shall sell and perform the Completion Services for Customer and Customer shall purchase the Completion Services on each Helicopter, which will then be equipped with the items of additional equipment specified in Exhibit B, Part 2 (the “Custom Helicopters” or individually “Custom Helicopter”). The Helicopters shall be accepted at Sikorsky Aircraft’s designated facilities in Coatesville, Pennsylvania and title to each Helicopter shall be transferred to the Customer or Customer’s designee subject to Article VI, paragraph 3. Subsequent to the title transfer, Sikorsky shall retain custody of each Helicopter for the purpose of the performance of the Completion Services at Sikorsky Aircraft’s designated facilities in Coatesville, Pennsylvania.

Subsequent to the arrival of each Helicopter at the Completion Center the configuration items specified within Exhibit B, Part 1, shall be removed from the Helicopter and retained by Sikorsky. These configuration items shall be either deleted or replaced by the Customer’s designated items in Exhibit B, Part 2 as part of the Completion Services.

2.	Publications and Training - In conjunction with the sale of the Custom Helicopter(s), Sikorsky agrees to provide: (i) the technical publications described in Exhibit C and (ii) the training described in Exhibit D.

3.	Helicopter Warranty—Sikorsky’s warranties and Customer’s remedies are set forth in Exhibit E. ***

4.	Spare Parts Provisioning—Spare Parts Provisioning is set forth in Exhibit F.

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S-92 NEW HELICOPTER SALES AGREEMENT

5.	Options – Customer shall have the following option to purchase additional Custom Helicopters:

Customer shall, prior to 5:00PM EST on the Option Exercise Date set forth in the table below have the option to purchase up to *** additional Custom Helicopters per year in each calendar year of *** (“Helicopter #11, #12, #13, #14, #15, #16, #17, #18, #19, #20, #21, #22, #23, #24, #25 and #26” respectively, and collectively, the “Option Helicopters”) each in the configuration set forth in Exhibit B under this Agreement. This option shall expire and Customer shall have no further right to exercise this option after 5:00 PM EST on the applicable Option Exercise Date. Customer shall exercise the option to purchase an Option Helicopter by providing written notice thereof to Sikorsky. See Exhibit A2 for the price and schedule applicable to the Option Helicopters.

Option Helicopter	Option Exercise Date
11	***
12	***
13	***
14	***
15	***
16	***
17	***
18	***
19	***
20	***
21	***
22	***
23	***
24	***
25	***
26	***

Except as modified by this section 5 and Exhibit A2, all other terms of this Agreement shall apply to the Option Helicopters. Upon the exercise of such option by the Customer, Sikorsky and the Customer shall execute an amendment to this Agreement to reflect the exercise of the option, the specific delivery dates and prices applicable to such option.

Unless otherwise agreed to in writing by the parties hereto, if Customer does not execute an amendment to this Agreement to reflect the exercise of the option for the Option Helicopters on or before the Option Exercise Date, the option shall automatically terminate.

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III.	INSPECTION, ACCEPTANCE, DELIVERY AND TITLE TRANSFER

1.	Presentation for Acceptance—The Helicopter(s) shall be presented for acceptance at the Sikorsky designated facility (the “Designated Facility”) in Pennsylvania on the Scheduled Presentation Date Helicopter. During such presentation, the Customer shall be entitled to a standard acceptance test flight for each Helicopter. Customer’s obligation to purchase the Helicopter is conditioned upon and subject to Customer being satisfied that the Helicopter is in airworthy condition with all flight critical systems functional and in proper working order, and has been manufactured in accordance with the specifications of this Agreement and that the Helicopter has no damage, corrosion or other defects.

2.	Acceptance, Delivery and Title Transfer—After presentation, Customer shall evidence its acceptance of the Helicopter(s) by executing a Certificate of Helicopter Acceptance in the form of Exhibit G Part 1. Thereafter, upon receipt of the Helicopter Final Payment in accordance with Exhibit A1, Sikorsky shall deliver to Customer, or Customer’s designee in accordance with Section 3 of Article VI hereof, a Bill of Sale and a Certificate of Airworthiness to evidence delivery and title transfer. The Helicopters shall be delivered Ex Works (Incoterms 2010) from the delivery facility.

3.	No Prospective Registration of Interest—Prior to the transfer of title as provided in this Agreement, Customer, without the prior written consent of Sikorsky, shall neither register nor consent to the ability of any person to register any interest in the Helicopter, Custom Helicopter, or any engines on the International Registry, including without limitation, any prospective international interest, pursuant to that body of law known as the Cape Town Treaty Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (hereinafter the “Cape Town Treaty”). Any consent by Sikorsky to registration of any interest in the Helicopter, Custom Helicopter or its engines shall be subject to, among other things at Sikorsky’s sole discretion, receipt by Sikorsky of all payments due under this Agreement at the time of title transfer of the Helicopter or Custom Helicopter to Customer. Registration of any interest under the Cape Town Treaty in violation of this paragraph shall be deemed ineffective as against Sikorsky and Customer shall immediately upon request of Sikorsky and at Customer’s expense, take all required action to remove any such interest or other encumbrance on the Helicopter, Custom Helicopter or engines in connection therewith.

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4.	Risk of Loss —Sikorsky shall have risk of loss of the Helicopter, subsequent to the transfer of title until the Customer’s acceptance of the Completion Services as evidenced by the Customer’s execution of a Certificate of Completion Services Acceptance in the form of Exhibit G, Part 2. In the event that the Helicopter is damaged or the functionality is in any way compromised during the conduct of the Completion Services, Sikorsky shall be required, to repair such damage or restore such functionality; provided, that Customer agrees that any insurance proceeds for such repair shall be paid directly to Sikorsky; and provided further that, if the Helicopter is damaged beyond repair Sikorsky shall, at Customer’s option, provide Customer with a substitute new S-92 Helicopter in the next available delivery position under the same terms and conditions of this Agreement however, should the next available delivery position extend beyond twelve (12) months after the Scheduled Presentation Date Helicopter, the Helicopter and the Completion Services may be subject to a price adjustment.

5.	Presentation of Completion Services for Acceptance – Upon the completion of the Completion Services, the Custom Helicopter(s) shall be presented for technical acceptance of the work performed at the Sikorsky Designated Completion Center on the Scheduled Presentation Date Completion Services. During such presentation, the Customer shall be entitled to a standard acceptance test flight for each Custom Helicopter. Customer’s obligation to accept the Custom Helicopter is conditioned upon and subject to Customer being satisfied that the Completion Services have been satisfactorily completed and that the Custom Helicopter as previously accepted by Customer, is in airworthy condition with all systems functional and in proper working order.

6.	Acceptance of Completion Services – After the completion of the inspection, the Custom Helicopter shall be presented to Customer for final acceptance of the Completion Services at the Designated Facility. Customer shall evidence its acceptance of the Completion Services by executing a Certificate of Acceptance of the Completion Services in the form of Exhibit G Part 2. Thereafter, upon the receipt of the Completion Services Final Payment pursuant to Exhibit A1, Sikorsky shall provide to Customer a FAA return to service certification and, if applicable, an Export Certificate of Airworthiness, and the Custom Helicopter shall then be at Customer’s risk. If applicable under the terms of this Agreement, Sikorsky retains the right to utilize its own freight forwarder for the preparation and booking of any export shipment.

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IV.	PRICE/PAYMENT SCHEDULE

1.	Price/Payment Schedule—The Customer shall pay to Sikorsky the payments set forth in Exhibit A1 hereof by wire transfer to:

***

(or another account that Sikorsky may designate in writing). Sikorsky shall provide an invoice to Customer for all payments due as described in Exhibit A1.

***

V.	HELICOPTER RELATED PROVISIONS

1.	Type Design and Production Approval – The Federal Aviation Administration (FAA) has granted Sikorsky Type Certificate R00024BO for the S-92A aircraft with GE CT7-8 engines. The Helicopter is manufactured in accordance with the U.S. Department of Transportation, Federal Aviation Administration (FAA) Regulation Part 21.

2.	Special Flight Tests – Flight test work required for prototyping, functional checkout, or qualification of any additional equipment contracted may be performed by Sikorsky on the Helicopter and the Custom Helicopter prior to title transfer thereto or final delivery thereof, respectively, to the Customer. The delivery of the Helicopter or the Custom Helicopter may be delayed to the extent necessary to accomplish the flight test work objectives without any liability on the part of Sikorsky for any such delay. In the event the Helicopter or Custom Helicopter is destroyed during the period of such flight tests, such destruction arising from any cause whatsoever, Sikorsky shall at Customer’s option, provide Customer with a substitute new S-92 Helicopter in the next available delivery position under the same terms and conditions of this Agreement, however, should the next available delivery position extend beyond twelve (12) months after the Scheduled Presentation Date Helicopter, the Helicopter and the Completion Services may be subject to a price adjustment, or Sikorsky or the insurance company shall promptly refund to Customer all amounts theretofore paid by Customer with respect to the purchase price thereof and this Agreement shall automatically terminate upon payment thereof.

3.	Compliance Statement Regarding Airworthiness Directives (ADs), and Alert Service Bulletins (ASBs) —Sikorsky will deliver the Custom Helicopter with all applicable ADs and ASBs complied with prior to the Scheduled Presentation Date Completion Services, however, Sikorsky and the Customer shall review any ADs and ASBs that are issued less than sixty (60) days prior to the Scheduled Presentation Date Completion Services and determine, on a mutually acceptable basis, the schedule for compliance with such ADs and ASBs. The delivery of the Custom Helicopter may be delayed to the extent necessary to comply with any ADs or ASBs without any liability on the part of Sikorsky for such delay.

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S-92 NEW HELICOPTER SALES AGREEMENT

4.	Customer’s Changes to Configuration and Additional Equipment – In the event that Customer desires to change the configuration specified in Exhibit B and/or obtain additional equipment for the Custom Helicopter, the parties must agree to a mutually acceptable amendment to this Agreement reflecting such changes and setting forth any changes in the price and/or delivery schedule. For this purpose, the Customer hereby appoints the Customer’s Contact for Technical Issues as set forth in Article I, which person has authority to negotiate any such changes with Sikorsky and execute a legally binding Amendment reflecting such technical, price and/or delivery changes.

5.	Sikorsky Specification Changes – Before the Scheduled Presentation Date Completion Services, Sikorsky reserves the right to make any substitution or amendment to Exhibit B that it deems necessary in order to ensure that the Helicopter and/or Custom Helicopter complies with any airworthiness requirement or any mandatory airworthiness directive or service bulletins affecting the Helicopter and/or Custom Helicopter issued by Sikorsky, any vendor or the FAA.

6.	Future Upgrades and Configuration Enhancements – Sikorsky shall have the right to introduce S-92 model upgrades and configuration enhancements consistent with Sikorsky’s normal business practices. If Sikorsky determines that one or more of such upgrades or enhancements materially impacts the value, price, performance or delivery schedule of a Helicopter under this Agreement, then Sikorsky will notify Customer of the same and present to Customer an amendment to this Agreement setting forth the upgrades and/or enhancements and the corresponding impacts to the value, price, performance or delivery schedule of the affected Helicopter. ***

7.	Configuration Finalization – To facilitate finalization of the configuration for the Helicopter(s) and in furtherance of assisting Customer with respect to any customer changes contemplated in Paragraph 4 of this Article V, Sikorsky and Customer agree as follows:

7.1	Customer Guidance—Not later than 3 months prior to the applicable Scheduled Presentation Date Helicopter for AC #1, Customer must provide guidance to Sikorsky with respect to exterior paint colors and interior colors and materials (as applicable). Sikorsky will create exterior renderings and interior material boards based on this guidance, and will present this material at the configuration review meeting described in clause 7.2 below.

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7.2	Configuration Finalization Meeting – Upon Customer’s request, Sikorsky and Customer will mutually agree to a date to occur not later than 2 months prior to the applicable Scheduled Presentation Date Helicopter for AC #1 in which to conduct a configuration review meeting at the Designated Facility to review and discuss the aircraft systems and interior specifications with Customer. The intent of this meeting is to provide Customer with a thorough understanding of the aircraft systems and interior specifications. Sikorsky will also present to the Customer exterior paint schemes and interior configuration and materials that are based on colors and guidance provided to Sikorsky prior to the meeting by Customer (reference paragraph 7.1 above). All travel, living and communication expenses incurred by Customer’s representatives shall be borne by Customer. Customer approval of the specifications is sought at the time of the Configuration Finalization Meeting, but not later than thirty (30) days following the meeting. The document conveying Customer approval of the specifications is the executed specification approval log, detailed in 7.3.1 below.

7.3	Customer Furnished Information – No later than 2 months prior to the applicable Scheduled Presentation Date Helicopter, Customer will furnish Sikorsky with the following information for each Helicopter:

7.3.1	Executed specification approval log. Items requiring approval in this log include, but are not limited to:

7.3.1.1	Aircraft Completion Specification
7.3.1.2	Audio Specification (if applicable)
7.3.1.3	Interior Configuration Document
7.3.1.4	Interior Material Board
7.3.1.5	Seat Upholstery Style (if applicable)
7.3.1.6	Exterior Paint Rendering (if applicable)
7.3.1.7	Exterior Paint Colors
7.3.1.8	Exterior Paint Production Drawing
7.3.1.9	Any required customer furnished camera-ready artwork for logos (if applicable)
7.3.1.10	Registration numbers and ICAO addresses for each Helicopter

Failure to provide Sikorsky with any of the foregoing information by the respective dates, or any change to such information, including changes to the configuration, not caused by or proposed by Sikorsky after such respective dates may result in a delivery delay and such delay shall constitute an Excusable Delay by Sikorsky under this Agreement.

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8.	Customer Furnished Material – Customer agrees to deliver to Sikorsky, at no charge, the Customer furnished material as identified in Exhibit B, Part 2 in a timely manner to support the helicopter completion schedule. Additionally, Customer agrees to provide replacement components for failures of such customer furnished materials during completions installation. Customer agrees to supply the customer furnished material to the Sikorsky Designated Facility no later than 30 days from receipt of a purchase order from Sikorsky. Any delays in providing such material shall be considered Excusable Delays pursuant to this Agreement and may result in a delay in the final delivery of a Custom Helicopter.

9.	Changes to the Delivery Schedule – *** Sikorsky and Customer shall execute an amendment to this Agreement to reflect any mutually agreed changes to the price, Delivery Schedule and/or Payment Schedule, as required, as a result of any changes hereunder.

10.	Additional Helicopters – In the event that Customer desires to purchase additional helicopters under this Agreement, then in respect of such additional purchases (the “Additional Helicopters”) the following terms shall apply:

a.	Prices – The prices applicable to the Additional Helicopters are set forth in the table below. These prices are based upon the configuration set forth in Exhibit B to this Agreement as of the date of this Agreement and the calendar year of delivery set forth opposite each. Sikorsky shall adjust the prices applicable to the Additional Helicopters, as applicable, to account for delivery date changes, configuration changes and helicopter model enhancements made after the date of this Agreement.

Baseline Helicopter Unit Price	Exhibit B Offshore Completion Services Unit Price	Calendar Year of Title Transfer or Completion Services
$***	$***	***
$***	$***	***
$***	$***	***
$***	$***	2017

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b.	Availability of Additional Helicopters – The right of Customer to purchase the Additional Helicopters is not absolute and is expressly conditioned upon Sikorsky’s ability, as determined solely within Sikorsky’s discretion at the time Customer attempts to make such purchase, to meet the calendar year of delivery of the applicable Additional Helicopter. ***

c.	Terms and Conditions – Except as modified by this Section 10, all other terms of this Agreement shall apply to the Additional Helicopters upon the purchase of such Additional Helicopters by the Customer and each such Additional Helicopter shall thereafter be deemed a “Helicopter” and a “Custom Helicopter” as that term is used throughout this Agreement. Sikorsky and the Customer shall execute an amendment to this Agreement to reflect the purchase of the Additional Helicopters, the specific delivery dates and prices applicable to such.

VI.	INTERNATIONAL SALES PROVISIONS

1.	Export License – Customer and Sikorsky agree that this Agreement is intended to provide for the purchase and sale only of items that are not classified as US Munitions List (USML) items and can be exported under United States Department of Commerce License Exception NLR (no license required). Sikorsky represents that the Helicopter configuration provided under this Agreement at the time of delivery consists only of items that can be exported under the United States Department of Commerce License Exception NLR. Notwithstanding the foregoing, in the event that this Agreement or the performance of the parties hereunder is or becomes subject to United States export or import laws, the full performance by Sikorsky under this Agreement will be subject to the receipt of all applicable United States Government export licenses and approvals. In such event, any cause that may delay the receipt of a required United States export license or approval may result in a delay of the delivery of the Helicopter to Customer. Any delivery delay caused thereby shall be deemed an excusable delay in accordance with Article VII.1. to this Agreement. Should any individual item on the Helicopter or Custom Helicopter later become subject to US export restrictions Sikorsky will attempt to replace the item with an exportable item and notify the Customer of such change at Sikorsky’s earliest convenience. Should no exportable item be mutually agreed to between Sikorsky and Customer, both parties shall be released from any further obligations for inclusion of the subject item and any required price adjustment related to such un-exportable item shall also be made.

2.	Import License – Customer shall be responsible for obtaining and complying with any and all import licenses or other authorizations and import taxes or fees which may be required by the country of destination for importing the Custom Helicopter(s).

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3.	FAA Registration – Customer shall be responsible for obtaining FAA aircraft registration in the United States upon transfer of title of the Helicopter in accordance with this Agreement; provided however that upon Customer’s request, Sikorsky shall provide Customer with all reasonable assistance required. In the event Customer cannot comply with FAA regulations for aircraft registration in the United States upon transfer of title of the Helicopter in accordance with this Agreement, Sikorsky shall refer Customer to a third party trustee (the “Trustee”) who shall take title to the Helicopter upon Acceptance of the Helicopter through the Acceptance of Completion Services. All fees assessed by the Trustee in connection with its services shall be borne by Sikorsky. Sikorsky shall consent to the assignment of the Agreement to the Trustee for this purpose and Customer shall execute any necessary documentation in connection therewith.

4.	Operations Within United States – If, after transfer of title, acceptance of Completion Services, and removal from the United States N-number registry, the Helicopter/Custom Helicopter is to be flown within the jurisdiction of the United States for any reason, including flight training, Customer, shall, prior to such operation, obtain and carry currently effective certificates of registration and airworthiness issued or rendered valid by the country of registry and shall display the nationality and registration markings of that country, as required by Title 14 Part 375 of the U.S. Code of Federal Regulations. The Customer will comply with all other United States federal, state and local laws and regulations that may be applicable to the operation of the Helicopter/Custom Helicopter in the United States.

5.

Special Airworthiness Requirements – The Customer is responsible for ensuring that the Helicopter/Custom Helicopter configuration meets all the operational requirements of the country of destination/registration/operation for the Customer’s intended usage. If requested, Sikorsky shall make a good faith attempt to assist in the determination of this configuration. If required for import/registration requirements in the foreign country, Sikorsky shall endeavor to obtain that country’s design approval of the configuration items not already approved. In the event Customer wishes to have changes made in the Helicopter/Custom Helicopter(s) to meet specific airworthiness requirements of the country of destination, Customer shall supply to Sikorsky, in the English language, copies of the applicable standards and a complete description of the changes desired. Sikorsky will review all requested changes and promptly submit a quotation to Customer of the effect on prices and delivery of incorporating such changes. In accordance with paragraph 7.3.1 of Article V (Configuration) hereof, failure to provide Sikorsky with any of the foregoing information by the respective dates described above, or any change to such information, including changes to the configuration, not caused by or proposed by

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Sikorsky after such respective dates (i) may result in a delivery delay and such delay shall constitute an Excusable Delay by Sikorsky under this Agreement. Although Sikorsky may provide Customer with assistance in evaluating the specific airworthiness requirements of the country of destination and suggest changes to meet such requirements, Sikorsky assumes no responsibility for the acceptability of such changes to government authorities and assumes no obligation to meet the airworthiness requirements of any country.

6.	Compliance with Laws – The terms, conditions and performance by the parties under this Agreement will comply with all laws, rules, regulations and controls; including but not limited to the following:

a.	The United States Foreign Corrupt Practices Act (the “FCPA”) prohibits Customer from offering or giving anything of value to (i) any public official, (ii) any candidate for political office, (iii) any official of a political party, or (iv) any political party (collectively, the “Prohibited Group”) with an intent to (a) influence any act or decision which could assist Customer or any of its affiliates, (b) induce any action in violation of a lawful duty, or (c) induce any person to omit any action in violation of a lawful duty.

In addition, the United Kingdom Bribery Act 2010 (the “Bribery Act”) prohibits similar conduct and includes a prohibition on commercial bribery. Where the Bribery Act is applicable, the definition of Prohibited Group shall be deemed to include all individuals, not just those in the public sector.

It also is a violation of the foregoing laws for Customer to either (i) arrange for another person or entity to take any of the foregoing actions on its behalf or for its benefit, or (ii) permit such actions to be taken for its benefit, which could occur if Customer directly or indirectly advised such person that Customer did not want to know how an intended purpose was to be accomplished. Any of the foregoing actions would be considered to be a “Prohibited Action”.

As a condition to entering into this Agreement with Customer, Sikorsky represents and warrants that:

1.	Sikorsky will not engage or permit any of its officers, directors, employees, consultants, shareholders, agents or affiliates (collectively, the “Sikorsky Group”) to engage, in any Prohibited Action;

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2.	none of the parties comprising Sikorsky Group is or will be a member of the Prohibited Group;

3.	if, in spite of the foregoing representations and warranties, Sikorsky becomes aware that any of the foregoing representations and warranties have been violated, Sikorsky will immediately notify Customer’s legal counsel (“Customer’s legal counsel”), in writing, including all details of such Prohibited Action;

4.	if at any time Sikorsky is requested by Customer to take any action which may violate the foregoing affirmations, Sikorsky will immediately notify Customer’s legal counsel, in writing, including all details of such request;

5.	Sikorsky will not knowingly, intentionally or willfully violate any laws of any jurisdiction in which Sikorsky performs the Work under this Agreement;

6.	Sikorsky will fully co-operate, and will cause each party comprising the Sikorsky Group to fully co-operate, with Customer and Customer’s legal counsel in connection with any inquiry or investigation intended to ensure compliance with any applicable law, including the FCPA and Bribery Act; and

7.	Customer shall be entitled to immediately terminate this Agreement at any time, without further liability of Customer or further obligation to Sikorsky, if there has been any breach of the representations or warranties in subsections a, b, e or f above.

b.	If the time for transfer of title to the Helicopter shall occur prior to receipt of all U.S. Government export approvals required for delivery of the Helicopter or Custom Helicopter, Sikorsky shall transfer title to the Helicopter or Custom Helicopter only to a U.S. entity, and if to a U.S. financing institution, only to such U.S. financing institution that is a “broker” within the meaning of the ITAR (22 CFR Part 129); and

c.	Prior to receipt of all U.S. Government export approvals required for delivery of the Helicopter or Custom Helicopter, no “foreign person”, as that term is defined within the ITAR (22 CFR Part 120), shall have any access to the Helicopter, Custom Helicopter or any related technical data or assistance.

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VII.	TERMS AND CONDITIONS

1.	Excusable Delays – Customer acknowledges that the goods called for hereunder are to be manufactured for Customer to fulfill this Agreement and that the delivery dates are based on the assumption that there will be no delay due to causes beyond the reasonable control of Sikorsky. Sikorsky shall not be charged with any liability for delay or non-delivery when due to delays of suppliers, acts of God, terrorism or the public enemy, compliance in good faith with any applicable foreign or domestic governmental regulation or order whether or not it proves to be invalid, fires, riots, labor disputes, unusually severe weather, or any other cause beyond the reasonable control of Sikorsky. To the extent that such causes actually retard deliveries on the part of Sikorsky, the time for Sikorsky’s performance shall be extended for as many days beyond the delivery date as are required to obtain removal of such causes. This provision shall not, however, relieve Sikorsky from using reasonable efforts to avoid or remove such causes and continue performance with reasonable dispatch whenever such causes are removed.

2.	Inability Or Refusal To Pay – If Customer is unable or refuses to make payment to Sikorsky in accordance with any of its obligations to Sikorsky, or if the Customer’s acts or omissions preclude Sikorsky’s performance under this Agreement, then Sikorsky may, at its option, terminate this Agreement by giving to Customer written notice of its intention to terminate. Upon such termination, Sikorsky shall be relieved of any further obligations to Customer and (i) the Customer shall reimburse Sikorsky for its termination costs and expenses and a reasonable allowance for profit and (ii) to the extent Customer holds title to the helicopter for which Customer is unable or refuses to make payment to Sikorsky, or in respect of which Customer’s acts or omissions preclude Sikorsky’s performance, immediately upon Sikorsky’s request, and at Customer’s expense, the Customer shall execute such documents as are necessary to transfer title to such helicopter to Sikorsky free and clear of any and all encumbrances. All sums paid to Sikorsky from whatever sources will be considered the liquidated value of sub-paragraph (i) above and may be retained by Sikorsky in fulfillment of the defined costs, expenses, and allowances.

3.	Taxes – In addition to the Total Contract Price, the Customer shall be responsible for payment of any and all taxes (including any sales and use tax, but not including Sikorsky’s income taxes), which may be imposed by any taxing authority arising from the sale, delivery or use of the Helicopter/Custom Helicopter.

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4.	Limitation Of Liability – With respect to any Helicopter/Custom Helicopter, part or service purchased under this Agreement and alleged to be the direct or indirect cause of any loss or damage to the Customer, the sum equal to the invoiced price of such Helicopter/Custom Helicopter, part or service shall be the ceiling limit on Sikorsky’s or any of its affiliate’s liability whether founded in contract or tort (including negligence, strict tort liability or breach of warranty), arising out of or resulting from (i) this Agreement or the performance or breach thereof, or (ii) the design, manufacture, delivery, sale, repair, replacement, or any use of such Custom Helicopter, or (iii) the furnishing of any such service. In no event shall Sikorsky or any of its affiliates have any liability for any incidental or consequential damages.

5.	Assignment – This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, but it may not be voluntarily assigned, wholly or in part, by either party hereto without the prior written consent of the other party; provided however, that Sikorsky shall have the right to assign this Agreement to a wholly-owned subsidiary or affiliate of Sikorsky Aircraft Corporation.

6.	Construction – This Agreement shall be interpreted in accordance with the plain English meaning of its terms, and the construction thereof shall be governed by the laws of the State of Connecticut, United States of America. The parties further agree to submit to the jurisdiction of both the state and federal courts of Connecticut.

7.	Notices – All notices or communications of any kind under and with respect to this Agreement shall be in the English language. All legal notices shall be given by hand delivery or registered mail and, if to the Customer, shall be addressed as indicated in Article I; and if to Sikorsky, shall be addressed to Sikorsky Aircraft Corporation, 6900 Main Street, P. O. Box 9729, Stratford, Connecticut 06615-9129, U.S.A., Attention: Vice President—General Counsel. The effective date of each such notice shall be the date it is received.

8.	Non Disclosure – With exception for the existence of this Agreement, the parties hereby agree that neither party shall disclose to any third party the contents of this Agreement without the prior written approval of the other party except as may be required in the performance of this Agreement.

9.	Entire Agreement – The terms and conditions contained in this Agreement constitute the entire agreement between the parties hereto and shall supersede all previous communications, representations or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same will be binding upon either party hereto unless in writing, signed by a duly authorized officer or representative thereof.

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S-92 NEW HELICOPTER SALES AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed by each party’s authorized representative.

BRISTOW GROUP INC.:		SIKORSKY AIRCRAFT CORPORATION:

By:	/s/ Mark B. Duncan	By:	/s/ Robert A. Kokorda
Name:	Mark B. Duncan	Name:	Robert A. Kokorda
Title:	SVP Commercial	Title:	VP Sales and Marketing

Date: 11/7/2012		Acceptance Date: 11/7/2012

ATTACHMENTS:

Exhibit A1	Firm Helicopter—Prices, Delivery Schedule, and Payment Schedule

Exhibit A2	Option Helicopter—Prices, Delivery Schedule, and Payment Schedule

Exhibit B	Helicopter Configuration

Exhibit C	Publications

Exhibit D	Training

Exhibit E	Warranty

Exhibit F	Spare Parts Provisioning

Exhibit G	Acceptance Certificates

Part 1	Form of Certificate of Helicopter Acceptance

Part 2	Form of Certificate of Completion Services Acceptance

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EXHIBIT A1

Firm Helicopters

Price, Delivery and Payment Schedule

***

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EXHIBIT A2

Option Helicopters

Price, Delivery and Payment Schedule

***

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EXHIBIT B

HELICOPTER CONFIGURATION

The following items of standard and optional equipment as described below, which have been selected by the Customer, shall be installed on the Helicopter(s) to be delivered under this Agreement.

***

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EXHIBIT C

PUBLICATIONS

1.	Publications – With each Helicopter/Custom Helicopter sold and delivered hereunder, Sikorsky shall furnish the Customer with certain publications under this paragraph for use by the Customer and its contractors in operating and supporting the Helicopter. Sikorsky shall provide the Customer with two paper copies of the:

Pilot’s Rotorcraft Flight Manual (*** copies, paper)

Sikorsky shall also furnish to the Customer S-92 Interactive Electronic Technical Manuals (IETMs) contained on CD-ROM computer disk(s) for accessing the information contained in the S-92 Maintenance Manuals (which includes Illustrated Parts Catalog), HUMS User Guide, and Airworthiness Limitations and Inspection Manuals. In addition, two copies of the Engine Operating and Maintenance Manual and Engine Illustrated Parts Breakdown Manual will be provided by GE. The IETMs shall be subject to Sikorsky’s standard IETM software license agreement terms.

2.	Alert Service Bulletins – Alert Service Bulletins shall be issued on matters requiring the immediate attention of the Customer and shall be generally limited to items affecting safety.

3.	Customer Service Notices – Customer Service Notices shall be issued to furnish the Customer with information regarding product improvement modifications and part changes.

4.	Revisions—The Customer shall receive a revision service to the Sikorsky manuals and IETMs for a period of *** years after the final acceptance of the Completion Services on the first Helicopter. An extended revision service is available at an additional price to the Customer. Sikorsky will provide *** years of revision service for vendor manuals on CD ROM.

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EXHIBIT D

TRAINING

1.	Initial Pilot Training Services—With each Helicopter/Custom Helicopter sold and delivered hereunder, Sikorsky shall make available to *** Customer pilots an S-92 initial pilot training Course approximately *** in duration, consisting of a Visual Flight Rules (VFR) transition segment, and as required, an Instrument Flight Rules (IFR) transition segment. Each of the segments is programmed to provide emphasis on classroom training, cockpit familiarization using cockpit trainer, simulator and flight instruction and be of sufficient duration to transition an experienced single engine turbine qualified helicopter pilot with 200 flight hours into the S-92. Each Customer pilot must have a current commercial certificate helicopter instrument rating, or Equivalent. Each Customer pilot will receive approximately *** training in a full motion Level D flight simulator, if available, in accordance with FAA Ac 120-63 and approximately *** in the Customer’s S-92 Helicopter, following final acceptance by the Customer of the Completion Services by the Customer. Full flight simulator hours will be conducted in the pilot’s station.

2.	Initial Maintenance and Electrical Training Services—With each Helicopter/Custom Helicopter sold and delivered hereunder, Sikorsky shall make available to *** Customer maintenance technicians an initial S-92 maintenance training course approximately *** days in duration or, at Customer’s option, an S-92 electrical training course approximately *** days in duration. Either course includes inspection and maintenance troubleshooting and use of a maintenance trainer, if available. Each mechanic must have background experience in one or more of the following categories: certified (by Federal Aviation Administration [“FAA”] or by an equivalent airworthiness authority) airframe mechanic with one (1) year practical experience as a rated aircraft mechanic; one (1) year experience as an active mechanic on a commercial or military helicopter; or three (3) years general experience as a commercial or military aircraft mechanic.

3.	Engine Training Services—With each Helicopter/Custom Helicopter sold and delivered hereunder, Sikorsky shall make available to *** Customer mechanics, an engine maintenance course at the engine manufacturer’s facility. This course is approximately *** days in duration.

4.

Pilot Information—As required by U.S. law, including but not limited to the Aviation and Transportation Security Act, Customer shall identify its personnel that will undergo pilot training. Customer shall provide the names (and any other necessary information) of the pilot trainees or take any required act ninety (90) days prior to the beginning of training. Customer pilots are responsible for registering themselves on the Transportation Security Administration website (https://www.flightschoolcandidates.gov)

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no less than ninety (90) no less than ninety (90) days prior to scheduled flight training at FSI and the Sikorsky facility. Separate TSA security assessments and approvals to commence training are required for FSI and for the Sikorsky in-aircraft training in the United States. Delay, inaction or refusal by the U.S. Government to authorize the training of any pilot will be a force majeure event with regard to Sikorsky’s training obligations. All expenses related to such pilot and maintenance training, including, but not limited to, fuel, maintenance, spare parts, insurance, landing fees, and travel and lodging for the Customer’s students and other personnel shall be borne by the Customer. All training will be conducted in English. Written training materials will be in the English language.

5.	Scheduling —Prior to the Scheduled Presentation Date Completion Services [on the First Helicopter], the Customer shall provide Sikorsky written notice as to whether the Customer’s personnel or designees are going to attend the S-92 pilot training and/or maintenance/electrical training courses. Sikorsky will, if practical, schedule the ground school portion of the pilot training course and the maintenance/electrical training course so that completion will be accomplished immediately prior to the delivery of the Custom Helicopter to Customer. If the Customer elects to have *** pilots attend the S-92 pilot training course, *** pilots must, unless Sikorsky agrees otherwise, attend the course concurrently. Unless Sikorsky notifies Customer to the contrary, all training, except flight training, will be conducted at FlightSafety International’s facility in West Palm Beach, Florida. Flight training in Customer’s S-92 Custom Helicopter will be conducted at or near the Designated Completion Center, or as mutually agreed by the parties. In any event the training services in Paragraphs (1), (2) and (3) above must be scheduled and completed within twelve (12) months of the Custom Helicopter delivery to which such services are allocable, in default of which Customer shall no longer be entitled to such services. The training services provided in accordance with Paragraphs (1), (2) and (3) above will be conducted in the English language. The Customer shall provide all documentation, and personal information on the pilots to be trained, and cooperation for pilot training as requested by Sikorsky to assure compliance with U. S. A. laws and applicable policies and regulations in force at the time of training.

6.	Hold Harmless and Indemnification —In consideration of Sikorsky making training services available to the Customer hereunder, the Customer, as the Custom Helicopter owner whose employees or designees will be the recipient of such training services, shall secure and protect itself and shall indemnify Sikorsky, FlightSafety International, Inc., their affiliates and their respective directors, officers, employees, service representatives, and agents, from any liability, claim of liability, expense, cause of action, loss or damage whatsoever, whether arising in tort or otherwise, for any injury, including death, to any person or property whatsoever (including the Customer’s Custom Helicopter(s)), arising out of or in conjunction with the performance of such training services.

7.

Insurance Requirements —Toward effectuating the security, protection and indemnification of Paragraph 6 above, and in addition to Customer’s obligations under such Paragraph 6, Customer agrees to carry as a minimum on each Custom Helicopter purchased under this Agreement the following insurance from the scheduled

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time of delivery of the Completion Services on the Helicopter through the completion of all of the flight training services provided hereunder:

(i)	Aircraft Public Liability, Bodily Injury and Property Damage and Passenger Legal Liability Insurance, including Contractual Liability Insurance to cover the liabilities herein assumed by Customer, with a limit of not less than $100,000,000.00 for a single occurrence.

(ii)	Aircraft Hull All Risk Loss or Damage Insurance covering the Custom Helicopter in the amount of the Helicopter Unit Price plus the Completion Services Unit Price.

All of the insurance policies shall be issued by companies authorized to do business under the laws of the States of Florida and Connecticut and satisfactory to Sikorsky, shall be in form and substance satisfactory to Sikorsky, shall name Sikorsky, FlightSafety International, Inc. and their respective affiliates as additional insureds, shall contain a provision prohibiting cancellation except upon at least ten (10) days prior written notice to Sikorsky and FlightSafety International, Inc., shall contain a complete waiver of subrogation by the insurer against Sikorsky, FlightSafety International, Inc., and their respective affiliates, and shall be primary and non-contributory with respect to any insurance carried by Sikorsky and/or FlightSafety International, Inc. Customer shall furnish to Sikorsky either certified copies of such policies or certificates evidencing such insurance and waiver. Such copies or certificates shall be presented to Sikorsky thirty (30) days prior to the scheduled commencement of the flight training.

9.	Further Understandings —Sikorsky assumes no liability for any expense of the Customer’s personnel, directly or indirectly connected with the furnishing of training services provided for herein. The parties expressly understand and agree that the responsibility of Sikorsky in the furnishing of the training services described above is limited to the furnishing of such and shall not extend to the results thereof. The parties further understand and agree that, in the event Customer elects not to take all or any portion of the training services provided for herein, no refund or other financial adjustment of the price will be made.

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EXHIBIT E

WARRANTY

1. WARRANTY

Sikorsky warrants to Customer that each new helicopter sold by it, the parts and accessories installed thereon (except for the engines and engine accessories which are covered by their respective manufacturer’s separate warranties and Customer furnished equipment), new spare parts, and repaired/overhauled parts shall be free from defects in material and workmanship under normal use and service for the periods outlined below.

2. DURATION

CATEGORY	PERIOD OF COVERAGE	INCLUDES
Primary Structural Parts	***	***

Non-Primary Structural Parts & Dynamic Components Installed on Aircraft	***	***

New Spare Parts	***

Repaired/Overhauled Parts	***

3. SIKORSKY OBLIGATIONS

A. REPAIR/REPLACEMENT.

Sikorsky shall be obligated under this warranty to the repair or replacement of the defective item with a new, overhauled or serviceable replacement item during the applicable term of the warranty. The decision to repair or replace the defective item is solely at the discretion of Sikorsky.

***.

4. CUSTOMER’S OBLIGATIONS

A.	The Customer must notify Sikorsky in writing of any defect occurring within the warranty period, within *** after its discovery.

B.	If Sikorsky elects to replace or exchange rather than repair and return the warranted item, the Customer must return the defective part to Sikorsky or its designated repair facility within 30 days (domestic U. S.) or 60 days (international) of receipt of replacement or exchange item, if so requested by Sikorsky.

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C.	If requested by Sikorsky, the Customer must furnish Sikorsky with pertinent Custom Helicopter operational and maintenance records. Such records may include any and all those prepared during the entire warranty period immediately preceding the discovery as well as records of any incident, accident, or unusual event encountered by the Custom Helicopter at any time prior to the discovery of the defect.

5. TRANSPORTATION

Transportation charges relating to approved warranty claims, up to and including the average cost of Federal Express P1 or equivalent, will be borne by Sikorsky if returned in accordance with written shipping instructions from Sikorsky. Transportation charges do not include taxes, duties, loans, lease charges, exchange fees, warehousing charges, handling charges, or administrative charges. Any premium transportation costs shall be borne by the Customer.

6. WARRANTY ON REPLACEMENT PARTS

Parts replaced or exchanged (newly manufactured, repaired or overhauled) under a valid warranty claim are warranted for the remainder of the original warranty period associated with the discrepant part removed.

7. EXCLUSIONS

This warranty does not apply to:

A.	Custom Helicopters which are regularly engaged in flight testing, and/or

B.	Custom Helicopters which are not maintained, operated or repaired in accordance with the procedures recommended by Sikorsky or its OEM’s, and/or

C.	Custom Helicopters which undergo structural modifications, repairs, and/or engine retrofits without the express written approval and technical guidance of Sikorsky, and/or

D.	Custom Helicopters or parts which have been subject to abuse, misuse, negligence, combat damage, incident or accident, and/or

E.	Custom Helicopters or parts which have been subject to direct foreign object damage, ingestion of foreign material or sand, dust or any corrosive or erosive agent, and/or

F.	Standard consumable and expendable items such as, but not limited to, seals, filters, gaskets, tires, hoses, bulbs, switches, batteries, bearings, brake pads and general hardware.

G.	Normal wear and tear, including normal wear and tear to exterior paint and interior items such as, but not limited to, to seats, sidewall and headliner coverings, woodwork, plating and other soft trim appearance items and exterior paint.

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H.	Parts and accessories whose manufacturer’s identification tag has been removed or obliterated or cannot otherwise be identified as having been installed on the Custom Helicopter at final acceptance of the Completion Services by Customer.

I.	Defects which result from contamination such as contaminated fuel, oil, hydraulic fluids and the like.

8. DISCLAIMER

A. TITLE

Sikorsky warrants to Customer that it will convey good title to the Helicopter/Custom Helicopter and parts sold hereunder. Sikorsky’s liability and Customer’s remedy under this warranty are limited to the removal of any title defect or at the election of Sikorsky to the replacement of the Custom Helicopter or parts thereof which are defective in title; provided, however, that the right and remedies of the parties with respect to patent infringement shall be limited to the provisions of Paragraph 8B below.

B. PATENT INFRINGEMENT

Sikorsky shall conduct, at its own expense, the entire defense of any claim, suit or action alleging that, without further combination, the use or resale by Customer or any subsequent purchaser or user of any Custom Helicopter or part delivered hereunder directly infringes any United States patent, but only on the conditions that (A) Sikorsky receives prompt written notice of such claim, suit, or action and full opportunity and authority to assume the sole defense thereof, including settlement and appeals, and all information available to Customer and defendant for such defense; (B) said Custom Helicopter or part is made according to a specification or design furnished by Sikorsky or, if a process patent is involved, the process performed by the Custom Helicopter(s) is recommended in writing by Sikorsky; and (C) the claim, suit, or action is brought against Customer or one expressly indemnified by Customer. Provided all of the foregoing conditions have been met, Sikorsky shall, at its own expense, either settle said claim, suit, or action or shall pay all damages excluding consequential damages and costs awarded by the court therein, and, if the use or resale of such Custom Helicopter or part is finally enjoined, Sikorsky shall, at Sikorsky’s option: (i) procure for defendant the right to use or resell the Custom Helicopter or part, (ii) replace them with an equivalent noninfringing Custom Helicopter or part, (iii) modify them so they become noninfringing but equivalent, or (iv) remove them and refund the purchase price (less a reasonable allowance for use, damage, and obsolescence).

If a claim, suit, or action is based on a design or specification furnished by Customer, or on the performance of a process not recommended in writing by Sikorsky, or on the use or sale of the Custom Helicopter or parts delivered hereunder in combination with other helicopter parts not delivered to Customer by Sikorsky, Customer shall indemnify and save Sikorsky harmless therefrom.

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C. EXCLUSIVE WARRANTIES & REMEDIES

THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE GIVEN AND ACCEPTED IN LIEU OF (i) ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND DESIGN WARRANTY; AND (ii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY IN CONTRACT OR TORT, WHETHER OR NOT ARISING FROM SIKORSKY’S OR ANY OF ITS AFFILIATE’S NEGLIGENCE, ACTUAL OR IMPUTED, STRICT TORT LIABILITY OR BREACH OF WARRANTY. NEITHER SIKORSKY NOR ANY OF ITS AFFILIATES SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WHATSOEVER FOR ANY DAMAGE, LOSS OR INJURY TO PERSONS OR PROPERTY, INCLUDING, WITHOUT LIMITATION, TO THE CUSTOM HELICOPTER, ARISING OUT OF OR RELATED TO ANY DEFECTIVE ITEM HEREUNDER, OR THE INSTALLATION THEREOF. UNDER NO CIRCUMSTANCES SHALL SIKORSKY OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, HOWEVER CAUSED, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS, LOSS OF PRODUCTION AND/OR LOSS OF REVENUES. NO AGREEMENT VARYING OR EXTENDING THE FOREGOING WARRANTIES, REMEDIES, OR THIS LIMITATION WILL BE BINDING UPON SIKORSKY OR ANY OF ITS AFFILIATES UNLESS IN WRITING, SIGNED BY A DULY AUTHORIZED OFFICER OF SIKORSKY OR SUCH AFFILIATES.

9. GENERAL

A.	This warranty may not be assigned or otherwise transferred to any other party without the advance, written consent of Sikorsky.

B.	Sikorsky is not liable for the costs incurred in troubleshooting, gaining access for removal of the discrepant item or reinstallation or testing of the repaired or replacement item except as set forth in paragraph 3B.

C.	Warranties covering the engines and engine accessories installed on the Custom Helicopter are made separately to the customer by their respective manufacturers. All warranty claims pertaining to those items should be made directly to the manufacturer in question. Sikorsky will assist Customer is submitting warranty claims to the engine manufacturer if so requested by the Customer.

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EXHIBIT F

SPARE PARTS PROVISIONING

PROVISIONING:

Not later than 180 days prior to aircraft delivery to Customer, Sikorsky will conduct spare parts and support equipment provisioning conference with the customer at Sikorsky’s Stratford, Connecticut facilities to define a tailored support package satisfying the operational requirements of the customer. Travel expenses to the Sikorsky facility shall be the responsibility of Customer. Maintenance concept, quantity of helicopters, number of operational sites, and fleet projected utilization will be parameters utilized in establishing spare parts recommendations. Customer will be sent after contract signing a “Maintenance and Operations” Site Survey form that will better educate and inform Sikorsky of equipment and facilities Customer has at the place of operation. Customer will complete the survey 20 days prior to the date of the conference.

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EXHIBIT G

Part 1

CERTIFICATE OF HELICOPTER ACCEPTANCE

Pursuant to the S-92 New Helicopter Sales Agreement Number 92DD09196, dated             , 2012 between Sikorsky Aircraft Corporation (“Sikorsky”) and Bristow Group Inc. (“Customer”) (the “Agreement”):

Inspection – Customer hereby acknowledges that it has thoroughly inspected the S-92 helicopter Registration No.              and has found it to be acceptable and in accordance with the requirements of the above referenced Agreement; and

Acceptance – Customer hereby accepts the helicopter described below on the              day of             , 201    . Flight hours at time of acceptance are             .

IN WITNESS WHEREOF, Bristow Group Inc. has caused this Certificate to be executed this              day of             , 201    .

BRISTOW GROUP INC.

By:
Name:
Title:

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EXHIBIT G

Part 2

CERTIFICATE OF COMPLETION SERVICES ACCEPTANCE

Pursuant to the S-92 New Helicopter Sales Agreement Number 92DD09196, dated             , 2012 between Sikorsky Aircraft Corporation (“Sikorsky”) and Bristow Group Inc. (“Customer”) (the “Agreement”):

Inspection – Customer hereby acknowledges that it has thoroughly inspected the Completion Services performed on the S-92 helicopter Registration No.              and has found them to be acceptable and in accordance with the requirements of the above referenced Agreement; and

Acceptance – Customer hereby accepts the Completion Services described below on the              day of             , 201    . Flight hours on the Custom Helicopter at time of acceptance of the Completion Services are             .

IN WITNESS WHEREOF, Bristow Group Inc. has caused this Certificate to be executed this              day of             , 201    .

BRISTOW GROUP INC.

By:
Name:
Title:

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